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THOMPSON   Brussels  Cincinnati  Cleveland   Columbus   Dayton  Washington, D.C.
--HINE--------------------------------------------------------------------------



December 21, 2001

The GKM Funds
11150 Santa Monica Boulevard
Suite 850
Los Angeles, California  90025

     RE:  THE GKM FUNDS, FILE NOS. 333-71402 AND 811-10529
          ------------------------------------------------

Gentlemen:

     This letter is in response to your request for our opinion in connection with the filing of Pre-Effective Amendment No. 1 to the Registration Statement, File Nos. 333-71402 and 811-10529 (the "Registration Statement"), of The GKM Funds (the "Trust").

     We have examined a copy of the Trust's Agreement and Declaration of Trust, the Trust's By-laws, the Trust's record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

     Based upon the foregoing, we are of the opinion that, after Pre-Effective Amendment No. 1 is effective for purposes of applicable federal and state securities laws, the shares of the GKM Growth Fund, if issued in accordance with the then current Prospectus and Statement of Additional Information of the Fund, will be legally issued, fully paid and non-assessable.

     We herewith give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Pre-Effective Amendment No. 1 to the Registration Statement.

                                           Very truly yours,

                                           /s/ Thompson Hine LLP
                                           --------------------------------
                                           Thompson Hine LLP





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